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                                                                    EXHIBIT 11

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in Part B of the Statement of Additional Information, constituting part of Post-Effective Amendment No. 18 to this Registration Statement on Form N-1A (File No. 33-10472), of our reports dated January 10, 1997, on the audits of the following:


                            Longleaf Partners Fund

   Statement of Assets and Liabilities, including the schedule of portfolio investments, as of December 31, 1996 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the years ended December 31, 1996, 1995, 1994, 1993, 1992, 1991, and 1990, October 31, 1989 and 1988, the two months ended December 31, 1989, and the period from March 24, 1987 (Date of Initial Capitalization) through October 31, 1987.


                       Longleaf Partners Small-Cap Fund

   Statement of Asset and Liabilities including the schedule of portfolio investments, as of December 31, 1996 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the years ended December 31, 1996, 1995, 1994, 1993, 1992, 1991, and 1990, the
   two months ended December 31, 1989, and the period from December 28, 1988 (Date of Initial Capitalization) through October 31, 1989.

We consent to the inclusion in Part B of the Statement of Additional Informaiton, constituting part of Post-Effective Amendment NO. 18 to this Registration Statement on Form N-1A (File No. 33-10472), of our report dated January 24, 1997 on the audit of the following:

                        Longleaf Partners Realty Fund

   Statement of Asset and Liabilities including the schedule of portfolio investments, as of December 31, 1996 and the related statement of operations, the statement of changes in net assets, and the financial highlights for the year ended December 31, 1996.


We also consent to the reference to our firm under the headings, "Independent Certified Public Accountants" and "Financial Statements" in Part B of the Registration Statement, and in the Financial Highlights Tables contained in Part A of the Registration Statement.




                                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
July 2, 1997